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The following presentation was made at IPWeek on February 25, 2021.

Tracy Lothian

ExxonMobil, Senior Vice President, LNG

IP Week, Feb. 25, 2021

Transcript:

OK, this is, good evening from Singapore today. So I’ve been in Singapore three years. I moved here as the senior vice president of our Rovuma LNG marketing. So I moved here when ExxonMobil entered the Area 4 project, and have really enjoyed working with, with Mozambique and the Mozambicans. So I look forward to adding that to the panel discussion today.

[Later]

Yes, thanks William. And thanks for all the comments, you know, around nat-, natural gas. I guess a number of mine will follow along that theme that you know ExxonMobil has a long history of responsibly meeting society’s evolving need for energy in a reliable and sustainable manner, with a longstanding commitment to investments in technology and ingenuity of our people. And we’re well positioned to continue to provide the energy that’s essential to improving lives around the world whilst managing the risks of, of climate change.

And as we’ve said, natural gas does play a vital role in satisfying the energy needs of consumers whilst helping to mitigate the risks of climate change. Natural gas is versatile and abundant and lower emission fuel and the use of natural gas in power generation plays an important role in reducing global emissions. And if we just look at some numbers, when you consider lifecycle emissions, natural gas emits about 60% lower greenhouse gas and produces significantly fewer air pollutants than coal for power generation. And in addition to that, ExxonMobil recently announced it’s created a new business to commercialize its extensive low carbon technology portfolio and the new business, ExxonMobil Low Carbon Solutions, will initially focus on carbon capture and storage, which is one of the critical technologies required to achieve the net zero emissions and the climate goals outlined in the Paris Agreement. And there are plans to advance over 20 new CCS opportunities to enable large scale emissions reductions. And ExxonMobil has plans to invest $3 billion on the lower emissions energy solution through 2025.

And then to bring that back I guess to, to Africa: you know we’re pleased that the Area 4 Coral South FLNG project is currently, the development’s continuing. And that will be targeted to start up in the fourth quarter of 22. So that puts Mozambique on the map as an LG exporter and plays an important role of the sustainable future and gas’ role in it.

[Later]

Yeah, I think you’re right. If I can add something back to that, if I may. It is, it’s about the exports and what that can do for the countries we delivered to. But it’s also very important in um addressing the needs of the communities in the priorities for those communities in the countries in which we operate. And that’s, that’s a very important part of the business that we do as well.

[Later]

I think you mentioned job, job creation. I think that’s, that’s an important factor. And the other knock on factors as to what these projects can do for the communities we operate in is, you know, is extremely important. With ExxonMobil in Africa, we employ 3,000… 3,300 people, of which 90% are, are nationals and, and that’s very important to us and to our success and to the success of our future developments.

And um work that we can do within countries to assist with the economic growth and running a number of programs um to help develop work opportunities for, for the countries we operate in is extremely important in.

Just to give you an example, in Mozambique specifically as part of our Area 4 national content strategy, we’ve rolled out a supplier registration portal to, and to date we’ve had 1,814 companies of registered to, to supply the Area 4 project. So it really has that multiplier effect that, that you were talking about there.

[Later]

Yeah, if I may, if I may mention South Africa, that’s a country where um we spent a lot of focus. I think where you find that you have existing demand and you, you can as you say, replace coal with gas or other fuels with, with gas and it has that environmental benefit. But it also is the start and an often once you start these things you do find other aggregation that you can do as you said, Catherine, with your projects. Once you, once you start infrastructure project then then overtime things can develop. So, so understanding, you know, the market and the demand and what’s possible for demand creation is, is important. And in South Africa we recently signed an MOU with Vopak to work on an LNG feasibility study. So to look at a lot of those, you know, how can we overcome the commercial challenges, the regulatory challenges and infrastructure to, to make a project like that happen.

[Later]

I did, I’ll go for a different thought. I mean, I appreciate all the opportunities that we talk about in the LNG space. But my, my perhaps, a different one will be around equality. Because I, you know, this panel delights me that we have, you know, equal representation. And related to Africa, one of the incredible opportunities that we have is really to change the gender mix there and empower more women in Africa to take on roles. And I think the types of projects and opportunities we’re talking about really does that. And when you invest in women and when they impact, feel empowered, it really has a huge effect on the communities that they live in. All the w-, from healthcare to education, and that really has a knock on effect to society. So being able to get involved in those type of activities to really empower communities and bring forward that important aspect in our society is, is a real bright spot for what we, we’re trying to do.

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